SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)      July 28, 2016

PERMA-FIX ENVIRONMENTAL SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-11596	58-1954497
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8302 Dunwoody Place, Suite 250, Atlanta, Georgia	30350
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (770) 587-9898

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

| __ |	Written communications pursuant to Rule 425 under the Securities Act

| __ |	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

| __ |	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

| __ |	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Section 3 -- Securities and Trading Markets

Item 3.03. Material Modification to Rights of Security Holders

The information disclosed in Item 5.03 is herein incorporated by reference.

Section 5 – Corporate Governance and Management

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 28, 2016, the Board of Directors of Perma-Fix Environmental Services, Inc. (the “Company”) approved an amendment to the Company’s Amended and Restated Bylaws (the “Amendment”), designating the courts in Delaware as the exclusive venue for certain shareholder and intracorporate litigation, unless otherwise consented to by the Company. The Amendment, which was effective upon its adoption by the Board of Directors, was effected by adding a new Article XV, “Forum for Adjudication of Disputes,” with the existing Article XV, “Miscellaneous” renumbered as Article XVI.

The text of the new Article XV is included in the Amended and Restated Bylaws attached to this Report as Exhibit 3(ii). The description of the Amendment contained in this Report is qualified in its entirety by reference to the full text of Article XV as set forth in Exhibit 3(ii).

Item 5.07 – Submission of Matters to a Vote of Security Holders.

(a)       On July 28, 2016, the Company held its 2016 annual meeting of stockholders (the “2016 Annual Meeting”).

(b)       As of the record date for the 2016 Annual Meeting, 11,574,331 shares of the Company’s common stock, par value $.001 per share (“Common Stock”), were outstanding, each entitled to one vote per share. Of such outstanding shares of Common Stock, 6,994,397 shares were present at the meeting in person or by proxy, representing approximately 60.43% of the Company’s securities entitled to vote.

At the 2016 Annual Meeting, stockholders (1) reelected the Company’s seven directors; (2) ratified the appointment of Grant Thornton, LLP, as the Company’s independent registered public accounting firm for the 2016 fiscal year; and (3) approved, by non-binding advisory vote, the 2015 compensation of the Company’s named executive officers.

The final results of each of the proposals voted on by the Company’s stockholders are described below:

Proposal No. 1—Election of Directors:

Nominee	Votes For	Votes Withheld

Dr. Louis F. Centofanti	3,017,045	606,239
John M. Climaco	3,149,401	473,883
Dr. Gary Kugler	3,320,245	303,039
Jack Lahav	3,294,977	328,307
Joe R. Reeder	3,317,375	305,909
Larry M. Shelton	3,320,365	302,919
Mark A. Zwecker	3,316,070	307,214

There were 3,371,113 broker non-votes for each nominee. The election of directors was determined by a plurality of the votes cast at the meeting. Accordingly, withheld votes and broker non-votes were not treated as votes cast, and therefore had no effect on the proposal to elect directors. Each nominee was reelected as a director of the Company, to serve until the Company’s next annual meeting of stockholders or until their respective successors are duly elected and qualified.

Proposal No. 2—Ratification of the Appointment of Grant Thornton, LLP as the Independent Registered Public Accounting Firm of the Company for the 2016 Fiscal Year:

Votes For	Votes Against	Votes Abstained

6,402,453	585,847	6,097

There were no broker non-votes on this matter. The affirmative vote of the holders of a majority of the votes cast at the meeting was necessary to ratify the appointment of Grant Thornton, LLP as the Company’s independent registered public accounting firm. Withheld votes and broker non-votes were not treated as votes cast, and therefore had no effect on this proposal.

Proposal No. 3—Approval, by an Advisory (Non-Binding) Vote, of the 2015 Compensation of the Company’s Named Executive Officers:

Votes For	Votes Against	Votes Abstained

2,905,523	643,433	74,328

There were 3,371,113 broker non-votes on this matter. The affirmative vote of the holders of a majority of the votes cast at the meeting was necessary to approve the advisory vote on executive compensation. Withheld votes and broker non-votes were not treated as votes cast, and therefore had no effect on this proposal;

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

(d)     Exhibits.

Exhibit	Description

3(ii)	Amended and Restated Bylaws of Perma-Fix Environmental Services, as amended effective July 28, 2016.

4(i)	Incorporated by reference to Exhibit 3(ii), above.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 1, 2016

PERMA-FIX ENVIRONMENTAL SERVICES, INC.

By:	/s/ Ben Naccarato
Ben Naccarato
Vice President and Chief Financial Officer